Exhibit 99.1    Press Release

FOR IMMEDIATE RELEASE

RadNet Reports Record 2008 Annual and Fourth Quarter Results and Reduces Annual Loss

●	For the year, RadNet reports Revenue of $502.1 million and Adjusted EBITDA(1)of $98.4 million; increases of 18.0% and 15.4%, respectively over the prior year’s results

●	For the fourth quarter, RadNet reports Revenue of $128.3 million and Adjusted EBITDA(1) of $22.5 million; increases of 25.2% and 10.5%, respectively over the prior year’s quarter

●	2008 per share loss decreased to $(0.36) compared to $(0.52) for 2007

●	RadNet reports increased total volumes of 11.2% over the prior year and 11.1% over the prior year’s quarter

●	Per its deleveraging strategy, RadNet reports debt reduction of $13.8 million in the fourth quarter

●	After modifying interest rate swaps, RadNet projects a reduction of cash interest payments exceeding $6.0 million on an annualized basis

●
Radnet issues 2009 Guidance levels that reflect anticipated growth in Revenue and Adjusted EBITDA(1), lower cash interest expense, reduced capital expenditure requirements and further deleveraging through debt repayment

LOS ANGELES, Calif., March 16, 2009 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2008.

Annual Report

For full year 2008, revenue was $502.1 million, which exceeded the high end of the Company's guidance range of $470 million to $500 million.   Full year 2008 revenue increased 18.0%, or $76.6 million, from $425.5 million in 2007.  Same center revenue(2), which measures revenue from operations only if they existed for the full years of 2008 and 2007, increased $20.1 million, an increase of 4.9%.

Full year 2008 Adjusted EBITDA(1) was $98.4 million.  This was an increase of 15.4%, or $13.1 million, from $85.3 million in 2007.  2008 Adjusted EBITDA(1) fell slightly short of the low end of the Company's guidance range of $100 million to $115 million.  Adjusted EBITDA(1) was negatively impacted in the fourth quarter of 2008, by an approximately $2.3 million increase to contractual allowance reserves against 2007 and prior year receivables.  The Company believes that its anticipated collection of these receivables may have been impacted by the economic climate and believes it prudent to take this reserve.

For the year ended December 31, 2008, as compared to 2007, MRI volume increased 13.6%, CT volume increased 7.4% and PET/CT volume increased 12.3%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 11.2% for the twelve months of 2008 over 2007.

Net Loss for the year ended December 31, 2008 was $12.8 million, or $(0.36) per share, compared to a net loss of $18.1 million or $(0.52) per share for 2007 (based upon a weighted average number of fully diluted shares outstanding of 35.7 million and 34.6 million in 2008 and 2007, respectively).  Affecting net income in 2008 were certain non-cash expenses and non-recurring items including:

●	$2.9 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants;
●
$2.6 million of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;

●	$1.4 million of legal settlements related to disputes that existed prior to 2008;
●	$0.3 million of severance paid associated with the termination of certain employees related to achieving cost savings from previously announced acquisitions;
●	$0.5 million loss on the disposal of certain capital equipment; and
●	$0.7 million non-cash gain on the fair value of interest rate hedges related to the Company’s credit facilities.

“We are pleased with the strides we made in 2008.  We exceeded revenue guidance and see strong revenues continuing into 2009.  We are disappointed we fell short of our projected margins and intend to focus on ways in which we can reduce costs and make our business more efficient.  We have identified areas where we believe we have opportunities to accomplish savings in 2009, including more efficient regional and center-level staffing and centralized purchasing,” said Dr. Howard Berger, President and Chief Executive Officer.

Interest Rate Management

As of December 31, 2008, the Company had approximately $415.1 million of floating rate term debt requiring interest payments based upon a spread to LIBOR.  In order to hedge exposure to the fluctuations in LIBOR, the Company entered into three interest rate hedges in 2006 to fix LIBOR at various rates between 5.02% and 5.47%.

Subsequent to year end 2008, the Company was able to modify two of its three interest rate hedges.  The modifications extended the maturity of, and re-priced these two interest rate hedges for an additional 36 months, resulting in an annualized cash interest expense savings of $2.9 million.  On one of the LIBOR hedge modifications for a notional amount of $107 million of LIBOR exposure, the Company on January 29, 2009 replaced a fixed LIBOR rate of 5.02% with a new rate of 3.47% maturing on November 15, 2012.  On the second LIBOR hedge modification for a notional amount of $90 million of LIBOR exposure, the Company on February 5, 2009 replaced a fixed LIBOR rate of 5.03% with a new rate of 3.61% also maturing on November 15, 2012. .  The unrealized loss totaling approximately $8.0 million on the two modified hedges will be expensed as a non-cash item through interest expense in 2009 over the remaining portion of the initial terms of the original hedges.

The Company’s third interest rate hedge, which it did not modify, matures on April 30, 2009, and fixes LIBOR on $73 million of LIBOR exposure at 5.47%.  The Company currently plans to elect one month LIBOR on this $73 million, thereby benefiting from the spread between the then current spot rate of one month LIBOR (0.56% as of March 13, 2009) and the 5.47%.  Based upon this current spread, the Company’s annualized savings would approximate $3.5 million.  Because there is no assurance that the spot rate of one month LIBOR will remain at or around current levels in the future, the Company will evaluate this strategy on an ongoing basis.

“This is an extremely important capital structure event for the Company.  We have evaluated various debt refinancing opportunities over the last two years to lower our cash interest payments.  None of those options ultimately would have been as attractive as the amount of savings we have locked-in with these new swaps and through benefiting from today’s low LIBOR rates.  We have effectively been able to reduce the cost of our debt in a way that avoided the expense and uncertainty of a refinancing.  Our hope is that the reduction in cash interest expense will allow us to deleverage the company more rapidly and reach GAAP profitability,” said Mark Stolper, Executive Vice President and Chief Financial Officer.

Liquidity and Capital Resources

In the fourth quarter, the Company reduced its outstanding debt by $13.8 million through repaying most of the outstanding balance on its $55 million revolving line of credit that existed at September 30, 2008 and through reductions in capital lease and first lien debt.

The Company faces no maturities on any portion of its credit facilities for at least two and one half years.  The Company’s $55 million revolving line of credit, which the Company had $1.7 million drawn as of December 31, 2008, matures on November 15, 2011.  The $245.1 million outstanding first lien term loan matures on November 15, 2012 and the Company’s $170 million outstanding second lien term loan matures on May 15, 2013.

“We are very pleased with our debt repayment in the fourth quarter.  Our primary goal in 2009 is to deleverage the Company through both debt repayment from our free cash flow and through increasing our EBITDA.  In this economic and financing environment, we are fortunate that we face no near-term maturities on our debt and have no requirement to access the credit markets.  We are comfortable with operating under the current capital structure into the foreseeable future.  Furthermore, we will be able to lower our capital expenditures in 2009 as a result of the aggressive capital upgrade program we completed in 2007 and 2008.  This should increase our free cash flow and accelerate our deleveraging.” said Dr. Berger.

Fourth Quarter Report

For the fourth quarter of 2008, RadNet reported Revenue and Adjusted EBITDA(1) of $128.3 million and $22.5 million, respectively.  Revenue increased 25.2% (or $25.8 million) and Adjusted EBITDA(1) increased 10.5% (or $2.1 million), respectively over the fourth quarter of 2007.  Same center revenue(2), which measures revenue from operations only if they were open for the full fourth quarter of 2008 and 2007, increased 3.0 million, an increase of 2.73%.

For the fourth quarter of 2008, as compared to the prior year’s fourth quarter, MRI volume increased 19.2%, CT volume increased 10.0% and PET/CT volume increased 2.7%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 11.1% over the prior year’s fourth quarter.

Net Loss for the fourth quarter was $5.4 million, or $(0.15) per share, compared to a net loss of $11.7 million or $(0.33) per share in the fourth quarter of 2007 (based upon a weighted average number of fully diluted shares outstanding of 35.9 million and 35.1 million for these periods in 2008 and 2007, respectively).  Affecting net income in the fourth quarter of 2008 were certain non-cash expenses and non-recurring items including:

●	$0.3 million non-cash loss on the fair value of interest rate hedges related to the Company’s credit facilities;
●	$1.0 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants;
●	$1.0 million gain on the disposal of certain capital equipment; and
●
$0.7 million of non-cash Deferred Financing Expense related to the amortization of financing fees paid as part of our $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008.

2009 Fiscal Year Guidance

For its 2009 fiscal year, RadNet announces its guidance ranges as follows:

Revenue	$515 million - $545 million
Adjusted EBITDA(1)	$105 million - $115 million
Capital Expenditures	$30 million - $35 million
Cash Interest Expense	$41 million - $45 million
Free Cash Flow Generation (a)	$25 million - $35 million
End of Year Net Debt Balance (b)	$438 million - $448 million

(a)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash interest expense
(b)	Total Debt net of Cash.

“Our guidance reflects our belief that we will continue to grow both our revenue and EBITDA in 2009,” said Dr. Berger.  “We anticipate doing this at the same time as we focus on generating free cash flow.  We intend to deleverage the Company as much as we can over the coming four quarters.  Given the public equity market capitalization of our Company today, our intention is to provide our shareholders an extremely attractive free cash flow yield.”

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. RadNet uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist RadNet in measuring its cash-based performance.  RadNet believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 165 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning RadNet’s ability to continue to grow its business by generating patient referrals and contracts with radiology practices, future acquisitions, cost savings, successful integration of acquired operations, and receiving third-party reimbursement for diagnostic imaging services, as well as RadNet's financial guidance, its statements regarding increased business from new operationsand projected interest savings, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause RadNet's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.
CONTACTS:

RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

Integrated Corporate Relations, Inc.
John Mills, 310-954-1105
jmills@icrinc.com

RADNET, INC. AND SUBSIDIARIES
 CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	December 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$18
Accounts receivable, net	96,097	87,285
Refundable income taxes	103	105
Prepaid expenses and other current assets	12,370	10,273
Total current assets	108,570	97,681
PROPERTY AND EQUIPMENT, NET	193,104	164,097
OTHER ASSETS
Goodwill	105,278	84,395
Other intangible assets	56,861	58,908
Deferred financing costs, net	10,907	9,161
Investment in joint ventures	17,100	15,036
Deposits and other	3,752	4,342
Total other assets	193,898	171,842
Total assets	$495,572	$433,620
LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$83,676	$59,965
Due to affiliates	1,977	1,350
Notes payable	5,501	3,536
Current portion of deferred rent	390	195
Obligations under capital leases	15,064	9,455
Total current liabilities	106,608	74,501
LONG -TERM LIABILITIES
Line of credit	1,742	4,222
Deferred rent, net of current portion	7,996	4,394
Deferred taxes	277	277
Notes payable, net of current portion	419,735	382,064
Obligations under capital lease, net of current portion	24,238	22,527
Other non-current liabilities	16,006	15,259
Total long-term liabilities	469,994	428,743
COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS	78	206
STOCKHOLDERS' DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized;
35,911,474 and 35,239,558 shares issued and outstanding at December 31, 2008 and 2007, respectively	4	4
Paid-in-capital	153,006	149,631
Accumulated other comprehensive loss	(6,396)	(4,579)
Accumulated deficit	(227,722)	(214,886)
Total stockholders' deficit	(81,108)	(69,830)
Total liabilities and stockholders' deficit	$495,572	$433,620

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)

	Years Ended December 31,		Two Months Ended December 31,	Year Ended October 31,
	2008	2007	2006	2006
NET REVENUE	$502,118	$425,470	$57,374	$161,005

OPERATING EXPENSES
Operating expenses	384,297	330,550	46,033	120,342
Depreciation and amortization	53,548	45,281	5,907	16,394
Provision for bad debts	30,832	27,467	3,907	7,626
Loss (gain) on sale of equipment	516	72	(38)	373
Severance costs	335	934	205	-
Total operating expenses	469,528	404,304	56,014	144,735

INCOME FROM OPERATIONS	32,590	21,166	1,360	16,270

OTHER EXPENSES (INCOME)
Interest expense	51,811	44,307	5,620	20,362
Gain from sale of joint venture interest	-	(1,868)	-	-
Loss on debt extinguishment, net	-	-	7,212	2,097
Other (income) expense	(151)	(29)	(51)	788
Total other expense	51,660	42,410	12,781	23,247

LOSS BEFORE INCOME TAXES, MINORITY
INTERESTS AND EARNINGS FROM
MINORITY INVESTMENTS	(19,070)	(21,244)	(11, 421)	(6,977)

Provision for income taxes	(151)	(337)	(20)	-
Minority interest in (income) loss of subsidiaries	(103)	(600)	(45)	-
Equity in earnings of joint ventures	6,488	4,050	503	83

NET LOSS	$(12,836)	$(18,131)	$(10,983)	$(6,894)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.36)	$(0.52)	$(0.35)	$(0.33)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	35,721,028	34,592,716	30,972,282	21,013,957

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS)

	Three Months Ended December 31,	Three Months Ended December 31,
	2008	2007
NET REVENUE	$128,257	$102,419

OPERATING EXPENSES
Operating expenses	97,893	85,416
Depreciation and amortization	13,925	12,213
Provision for bad debts	10,192	6,657
Loss (gain) on sale of equipment	(979)	72
Severance costs	163	119
Total operating expenses	121,194	104,477

INCOME FROM OPERATIONS	7,063	(2,058)

OTHER EXPENSES (INCOME)
Interest expense	13,581	12,095
Loss (gain) from sale of joint venture interest	-	(1,868)
Loss on debt extinguishment, net	-	-
Other (income) expense	(19)	43
Total other expense	13,562	10,270

LOSS BEFORE INCOME TAXES, MINORITY
INTERESTS AND EARNINGS FROM
MINORITY INVESTMENTS	(6,499)	(12,328)
Provision for income taxes	-	(222)
Minority interest in (income) loss of subs	(27)	(117)
Earnings from joint ventures	1,176	970
NET INCOME (LOSS)	$(5,350)	$(11,697)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.15)	$(0.33)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	35,875	35,066

RADNET, INC.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDA(1)
(IN THOUSANDS)

	Three Months Ended December 31,
	2008	2007
Income (Loss) from Operations	$7,063	(2,058)
Plus Depreciation and Amortization	13,925	12,213
Plus Other Income	151	-
Plus Equity in Earnings of Joint Ventures	1,176	970
Plus Non Cash Employee Stock Compensation	1,015	429
Plus Loss on Disposal of Equipment	-	72
Less Gain on Disposal of Equipment	(979)	-
Less Minority Interest in (Income) Loss of Subsidiaries	(27)	(117)
Plus Severance: Elimination of Corporate Personnel	163	119
Plus One Time Legal Settlement	-	120
Plus Non Cash Increase in Malpractice IBNR Reserve	-	43
Plus Increase in Accounts Receivable Allowance for 2006 and Prior Services	-	8,500
Plus Merger Related Retention Payments to Radiologix Employees	-	63
Adjusted EBITDA(1)	$22,487	20,354

	Twelve Months
	Ended December 31,
	2008	2007
Income from Operations	$32,590	21,166
Plus Depreciation and Amortization	53,548	45,281
Plus Other Income	151	-
Plus Equity in Earnings of Joint Ventures	6,488	4,050
Plus Non Cash Employee Stock Compensation	2,902	3,312
Plus Loss on Disposal of Equipment	516	72
Less Minority Interest in (Income) Loss of Subsidiaries	(103)	(600)
Plus Severance: Elimination of Corporate Personnel	335	934
Plus Payment for Employee Termination	-	95
Plus Legal Settlements Related to 2007 and Prior Fiscal Years	1,393	120
Plus Physician Payment	-	250
Plus Nasdaq Listing Fee	-	120
Plus SAB 108 Accounting Adjustment	-	362
Plus Non-Cash Accrual for Stock Comp Related Bonus	-	600
Plus Non Cash Increase in Malpractice IBNR Reserve	-	172
Plus Ernst & Young Consulting Fee Related to 2007 Audit Review of Receivables	200	-
Plus Non Cash Adjustment to Breastlink Acquired Accounts Receivable	383	-
Plus Increase in Accounts Receivable Allowance for 2006 and Prior Services	-	8,500
Plus Merger Related Retention Payments to Radiologix Employees	-	848
Adjusted EBITDA(1)	$98,403	85,282

RADNET 2008 PAYMENTS BY PAYORS

	2008	2007
Commercial Insurance	56.6%	57.1%
Medicare	19.6%	19.2%
Capitation	15.0%	14.8%
Workers Compensation/Personal Injury	3.7%	3.8%
Medicaid	3.1%	3.0%
Other	2.0%	2.1%
	100.0%	100.0%

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service.
Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

RADNET 2008 PAYMENTS BY MODALITY

	2008	2007
MRI	34.2%	37.3%
CT	19.0%	20.2%
PET/CT	6.2%	6.9%
X-ray	10.8%	9.7%
Ultrasound	10.2%	11.1%
Mammography	14.9%	11.2%
Nuclear Medicine	1.6%	1.6%
Other	3.1%	2.0%
	100.0%	100.0%

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service.
Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operations.

RADNET 2008 AND 2007 AVERAGE PAYMENTS BY MODALITY

	2008	2007
MRI	$505	$505
CT	310	312
PET/CT	1,494	1,533
X-ray	37	38
Ultrasound	107	108
Mammography	134	124
Nuclear Medicine	327	328
Other	$129	$132

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service.
Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, other income or loss, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts minority interests in subsidiaries, and is adjusted for non-cash or extraordinary and one-time events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) 2007 Revenue for the purposes of this calculation was adjusted for an $8.5 million non-cash allowance recorded during the fourth quarter to reserve for Accounts Receivable related to dates of service December 31, 2006 and prior that were estimated to be uncollectible.